                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 2-92915 of MFS Municipal Series Trust (on behalf of MFS Alabama Municipal Bond Fund, MFS Arkansas Municipal Bond Fund, MFS California Municipal Bond Fund, MFS Florida Municipal Bond Fund, MFS Georgia Municipal Bond Fund, MFS Maryland Municipal Bond Fund, MFS Massachusetts Municipal Bond Fund, MFS Mississippi Municipal Bond Fund, MFS New York Municipal Bond Fund, MFS North Carolina Municipal Bond Fund, MFS Pennsylvania Municipal Bond Fund, MFS South Carolina Municipal Bond Fund, MFS Tennessee Municipal Bond Fund, MFS Virginia Municipal Bond Fund, MFS West Virginia Municipal Bond Fund, and MFS Municipal Income Fund) of our reports each dated May 14, 2004 appearing in the annual report to shareholders for the year ended March 31, 2004, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
---------------------
Deloitte & Touche LLP

Boston, Massachusetts
July 26, 2004